UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2010

First Citizens Banc Corp
 (Exact name of registrant as specified in its charter)

Ohio	0-25980	34-1558688
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 East Water Street, P.O. Box 5016, Sandusky, Ohio	44870
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (419) 625-4121

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

First Citizens Banc Corp held its annual meeting of shareholders on April 20, 2010, for the purpose of considering and voting on the following proposals. Summaries of the voting results are included following the description of each matter.

1.)	To elect sixteen (16) directors to serve one-year terms expiring in 2011.

Director Candidate	For	Abstain
John O. Bacon	3,782,919.40	285,860.62
Laurence A. Bettcher	3,777,279.69	291,500.32
Barry W. Boerger	3,796,757.43	272,022.58
Thomas A. Depler	3,762,817.95	305,962.06
Blythe A. Friedley	3,786,655.77	282,124.24
James D. Heckelman	3,753,978.10	314,801.91
Allen R. Maurice	3,740,622.72	328,157.29
James O. Miller	3,754,232.43	314,547.59
W. Patrick Murray	3,729,864.12	338,915.89
Allen R. Nickles	3,750,875.47	317,904.54
John P. Pheiffer	3,779,451.78	289,328.23
J. William Springer	3,776,967.99	291,812.02
David A. Voight	3,739,599.09	329,180.92
Richard A. Weidrick	3,783,713.91	285,066.10
Daniel J. White	3,751,323.59	317,456.42
Gerald B. Wurm	3,791,517.47	277,262.54

2.)	To approve the proposed fees for non-employee directors for 2010.

			Broker
For	Against	Abstain	Non-Vote

5,199,863.68	547,026.76	80,802.57	1,806.00

3.)	To approve, in a nonbinding advisory note, the Corporation’s executive compensation disclosed in the proxy statement for the annual meeting.

			Broker
For	Against	Abstain	Non-Vote

5,272,632.83	465,805.08	89,253.10	1,808.00

4.)	To ratify the appointment of S.R. Snodgrass, A.C. as the independent registered public accounting firm of the Corporation for the fiscal year ending December 31, 2010.

			Broker
For	Against	Abstain	Non-Vote

5,385,698.87	258,578.96	114,837.63	70,383.55

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

First Citizens Banc Corp
(Registrant)

Date: April 20, 2010

James O. Miller,
President & CEO